UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Global Power Equipment Group Inc. (“Global Power” or the “Company”) announced that Mark F. Jolly joined the Company as Vice President Finance. Upon completion of the Company’s ongoing efforts to restate certain of its historical financial results, Mr. Jolly will become Chief Accounting Officer and principal accounting officer.  Concurrently, and as previously announced, Craig E. Holmes, who is serving as Senior Vice President of Finance, will assume the role of Chief Financial Officer and principal financial officer.  Timothy Howsman, currently the Company’s principal financial officer and Products Division Chief Financial Officer, has advised the Company he plans to retire upon completion of the restatement process.

On December 12, 2016, the Company issued a press release announcing, among other things, the matters set forth above. A copy of the press release is filed with this Form 8-K and is attached hereto as Exhibit 99.1.

Item 8.01.             Other Events.

On December 12, 2016, the Company issued a press release announcing, among other things, the matters set forth in Item 5.02 above and providing an update on the ongoing restatement process. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01.             Financial Statements and Exhibits.

(d)                           Exhibits

99.1                        Press release, dated December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2016

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 12, 2016.